UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
June 15, 2010

INFORMATICA CORPORATION
(Exact name of registrant as specified in its charter)

State of Delaware	0-25871	77-0333710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Cardinal Way
Redwood City, California 94063
(Address of principal executive offices)

(650) 385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 15, 2010, Informatica Corporation held its Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders voted on the following matters:

Proposal One – Election of Directors.  The following nominees were elected as Class I directors for a term of three years or until their respective successors have been duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Mark Garrett	79,911,808	1,315,245	5,805,643
Gerald Held	79,927,892	1,299,161	5,805,643
Charles J. Robel	79,593,646	1,633,407	5,805,643

Informatica’s Board of Directors is comprised of nine members who are divided into three classes with overlapping three-year terms.  The term of Informatica’s Class II directors, Mark A. Bertelsen, A. Brooke Seawell and Godfrey R. Sullivan, will expire at the 2011 annual meeting of stockholders.  The term of Informatica’s Class III directors, Sohaib Abbasi, David W. Pidwell and Geoffrey W. Squire, will expire at the 2012 annual meeting of stockholders.

Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm.  The appointment of Ernst & Young LLP as Informatica’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified.

For	Against	Abstain
84,544,394	2,272,645	16,421

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 17, 2010	INFORMATICA CORPORATION

	By:	/s/ Earl E. Fry
Earl E. Fry
Chief Financial Officer, Executive Vice President
and Secretary